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                                                                    EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

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SUBSIDIARIES OF THE COMPANY:
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                                        PLACE OF            PERCENT OF VOTING SECURITIES
NAMES OF SUBSIDIARY                     INCORPORATION                OWNED BY REGISTRANT
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
Beagen Street Corporation               Delaware                                     100
Flagg Bros. of Puerto Rico, Inc.        Delaware                                     100
GCO Properties, Inc.                    Tennessee                                    100
Genesco Global, Inc.                    Delaware                                     100
Genesco Merger Company Inc.             Tennessee                                    100
Genesco Netherlands BV                  Netherlands                                  100
Genesco World Apparel, Ltd.             Delaware                                     100
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